Exhibit 99.01

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

THIS IS AN ANNOUNCEMENT UNDER RULE 2.4 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE “CODE”) AND IS NOT AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE CODE AND THERE CAN BE NO CERTAINTY THAT AN OFFER WILL BE MADE, NOR AS TO THE TERMS ON WHICH ANY OFFER, IF MADE, MAY BE MADE.

FOR IMMEDIATE RELEASE

14 July 2021

NortonLifeLock Inc.

Possible Combination with Avast PLC (“Avast” or the “Company”)

NortonLifeLock Inc. (“NortonLifeLock”), a global leader in consumer Cyber Safety, notes the announcement by Avast, released earlier today, and confirms that it is in advanced discussions with the board of Avast regarding a possible combination of NortonLifeLock and Avast.

A combination of NortonLifeLock and Avast would bring together two companies with aligned visions, highly complementary business profiles and a joint commitment to innovation that helps protect and empower people to live their digital lives safely. We would draw on the best of both companies to ensure that the combination would benefit our customers, reward our employees and maximise long term value for all shareholders.

The possible combination may be implemented by way of a cash and share offer by NortonLifeLock for the entire issued and to be issued share capital of Avast but, pursuant to Rule 2.5 of the City Code on Takeovers and Mergers (the "Code"), NortonLifeLock reserves the right to vary the form and/or mix of the consideration. This announcement does not amount to an announcement of a firm intention to make an offer under Rule 2.7 of the Code. There can be no certainty that any firm offer for Avast will be made nor as to the terms on which any firm offer might be made.

In accordance with Rule 2.6(a) of the Code, NortonLifeLock must, by not later than 5.00 pm on 11 August 2021 (being 28 days after today’s date), either announce a firm intention to make an offer for Avast in accordance with Rule 2.7 of the Code or announce that it does not intend to make an offer for Avast, in which case the announcement will be treated as a statement to which Rule 2.8 of the Code applies. This deadline can be extended with the consent of the Panel on Takeovers and Mergers (the "Panel") in accordance with Rule 2.6(c) of the Code.

A further announcement will be made as appropriate.

Enquiries:

NortonLifeLock
Mary Lai, Head of Investor Relations	IR@NortonLifeLock.com
Spring Harris, Head of Global Corporate Communications and PR	Press@NortonLifeLock.com

Evercore (Financial Advisers to NortonLifeLock)
Naveen Nataraj	+1 (0)212 857 3100
Edward Banks	+44 (0)20 7653 6000
Anil Rachwani
Wladimir Wallaert

Sard Verbinnen & Co (PR Adviser to NortonLifeLock)
Charles Chichester	+44 (0)20 7467 1050
John Christiansen	+1 (0)415 618 8750
Jared Levy	+1 (0)212 687 8080

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The release, publication or distribution of this announcement in jurisdictions outside the United Kingdom may be restricted by law and therefore persons into whose possession this announcement comes should inform themselves about, and observe, such restrictions. Any failure to comply with such restrictions may constitute a violation of the securities law of any such jurisdiction.

About NortonLifeLock Inc.

NortonLifeLock (NASDAQ:NLOK) is a global leader in consumer Cyber Safety, protecting and empowering people to live their digital lives safely. We are the consumer’s trusted ally in an increasingly complex and connected world. Learn more about how we’re transforming Cyber Safety at www.NortonLifeLock.com.

About Evercore

Evercore Partners International LLP ("Evercore"), which is authorised and regulated by the Financial Conduct Authority in the UK, is acting exclusively as financial adviser to NortonLifeLock and no one else in connection with the matters described in this announcement and will not be responsible to anyone other than NortonLifeLock for providing the protections afforded to clients of Evercore nor for providing advice in connection with the matters referred to herein. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with this announcement, any statement contained herein, any offer or otherwise. Apart from the responsibilities and liabilities, if any, which may be imposed on Evercore by the Financial Services and Markets Act 2000 and successor legislation, or the regulatory regime established thereunder, or under the regulatory regime of any jurisdiction where exclusion of liability under the relevant regulatory regime would be illegal, void or unenforceable, neither Evercore nor any of its affiliates accepts any responsibility or liability whatsoever for the contents of this announcement, and no representation, express or implied, is made by it, or purported to be made on its behalf, in relation to the contents of this announcement, including its accuracy, completeness or verification of any other statement made or purported to be made by it, or on its behalf, in connection with NortonLifeLock or the matters described in this announcement. To the fullest extent permitted by applicable law, Evercore and its affiliates accordingly disclaim all and any responsibility or liability whether arising in tort, contract or otherwise (save as referred to above) which they might otherwise have in respect of this announcement or any statement contained herein.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified.

An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by not later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by not later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by not later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4 of the Code).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel's Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Publication on a website

In accordance with Rule 26.1 of the Code, a copy of this announcement will, subject to certain restrictions relating to persons resident in restricted jurisdictions, be available at www.NortonLifeLock.com by not later than 12 noon (London time) on 15 July 2021. The content of the website referred to above is not incorporated into and does not form part of this announcement.

Rule 2.9 Disclosure

In accordance with Rule 2.9 of the Code, NortonLifeLock confirms that as at 13 July 2021 it had in issue and admitted to trading on NASDAQ 581,268,221 shares of common stock of par value $0.01 each (excluding common stock held in treasury). The International Securities Identification Number of the shares of common stock is US6687711084.

Forward-looking statements

This announcement contains statements which are, or may be deemed to be, “forward-looking statements” which are prospective in nature. All statements, other than statements of historical fact, may be forward-looking statements. They are based on current expectations and projections about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Among other things, this announcement contains forward-looking statements regarding the proposed combination and may include statements about the benefits of the proposed combination, expected future earnings, revenues and cost savings and other such items, based on NortonLifeLock’s and Avast’s plans, estimates and projections. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward-looking statements. Such factors include, but are not limited to, the possibility that the proposed combination will not be pursued, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the failure to satisfy the conditions of the proposed combination if and when implemented (including approvals or clearances from regulatory and other agencies and bodies) on a timely basis or at all, the inability of the enlarged group to realize successfully any anticipated synergy benefits when (and if) the proposed combination is implemented, the inability of the (post-combination) enlarged group to integrate successfully NortonLifeLock’s and Avast’s operations when (and if) the proposed combination is implemented and the enlarged group incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the proposed combination when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of NortonLifeLock’s most recent reports on Form 10-K and Form 10-Q the contents of which are not incorporated by reference into, nor do they form part of, this announcement. NortonLifeLock does not assume any obligation to update the forward-looking information contained in this announcement.

No Offer or Solicitation

The information contained in this announcement is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities of NortonLifeLock or Avast, or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this announcement is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.